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                                                                   EXHIBIT 10.18

                        DATED JANUARY 22, 1998
                        ----------------------




                        (1) LUCAS LIMITED


                        (2) PRESTOLITE ELECTRIC LIMITED




                        ______________________________

                        LICENCE OF INTELLECTUAL PROPERTY
                        RELATING TO IN-LINE DIESEL PUMPS
                        ________________________________


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   THIS LICENCE is made on 22nd day of January 1998
   BETWEEN:
   -------
   (1) LUCAS LIMITED whose registered office is at Stratford Road, Solihull,
       -------------
   West Midlands, B90 4LA ("Lucas")

   (2) PRESTOLITE ELECTRIC LIMITED whose registered office is at Cleveland Road,
       ---------------------------
   Leyland, Preston, Lancashire  PR5 1XB ("the Company")
   RECITALS
   --------
   (A) Pursuant to a Sale and Purchase Agreement (as defined below) Lucas is selling the Activity and Assets (as therein defined) to the Company. Notwithstanding the sale of the Activity and Assets to the Company any existing Intellectual Property Rights (defined later) which relate to in-line diesel pumps (the manufacture of which is part of the Activity) are to remain vested in Lucas.
   (B) The Company requires a licence of such Intellectual Property Rights in order to manufacture and supply such in-line diesel pumps to the OE Market (defined later) and to Lucas for the Aftermarket (defined later) and Lucas agrees to grant such licence on the terms set out in this Licence.
   NOW IT IS AGREED as follows:-
   ----------------
1.   DEFINITIONS
     -----------
   In this Licence:

     1.1 the following words and expressions shall have the following meanings except where inconsistent with the subject matter or context:-
   "Aftermarket"                   means the market for (a) spare and
                                   replacement parts for components or
                                   sub-assemblies comprised within the
                                   products of Original Equipment
                                   Manufacturers and (b) automotive
                                   accessories and includes (i) supplies
                                   of such spare replacement parts and
                                   accessories to the MOD and (ii)
                                   Original Equipment Service
   "Associated Company"            means any person which is either a
                                   holding company (whether direct or
                                   indirect) or a subsidiary company of
                                   the relevant party or a subsidiary
                                   company of any such holding company or
                                   is otherwise directly or indirectly
                                   controlled by, or is under the same
                                   control, direct or indirect, as the
                                   relevant party from time to time and at
                                   the time that the relevant clause in
                                   which such expression appears has
                                   application, which where a claim is to
                                   be made under the relevant clause shall
                                   mean when the cause of action accrued
                                   under such clause
   "Competitor of Lucas"           means  Bosch, Denso, Zexel and
                                   Stanadyne or any of their Associated

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                                   Companies
   "control"                       means in relation to any person the
                                   power of any other person or persons to
                                   secure by law or by corporate structure
                                   that the affairs of the first person
                                   are conducted in accordance with the
                                   wishes of that other person or persons,
                                   and any cognate word shall be construed
                                   accordingly
   "holding company"               has the meaning given in Section 736 of
                                   the Companies Act 1985 as amended
   "Improvement"                   means any invention, discovery or
                                   design comprised within any change
                                   hereafter made to Products or their
                                   method of manufacture or use which
                                   makes them of better quality or more
                                   efficient or adaptable or enables them
                                   to be manufactured more cheaply or more
                                   efficiently provided that such
                                   expression shall not for the purposes
                                   of any non-exclusive licence granted
                                   pursuant to clause 3 include any novel
                                   feature which is patentable in its own
                                   right or which will materially extend
                                   the life of any Product
   "In-Line Diesel Pump Marks"     means the Registered Trade Marks and
                                   the Unregistered Trade Mark and
                                   includes any one or more of such trade
                                   marks
   "Intellectual Property Rights"  means all the registered and unregistered intellectual property
                                   subsisting at the date hereof owned by
                                   Lucas or any Associated Company of
                                   Lucas in or relating to the Products
                                   including any patent, registered
                                   design, design right, copyright and
                                   know-how or similar property or right
                                   by whatever name it is called and in
                                   whatever country it subsists and which
                                   has hitherto been used by the Activity
                                   in relation to the manufacture,
                                   sourcing and/or sale of Products
                                   including the In-Line Diesel Pump Marks
                                   but excluding any other trade marks
                                   registered or unregistered
   "Lucas Standards of Quality"    means the standards of quality applying
                                   at the date hereof to the

2.
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                                   manufacture of Products and any reasonable
                                   standards specified or approved by Lucas at
                                   any time hereafter in connection with the
                                   quality of Products
   "MOD"                           means the Ministry of Defence in the
                                   United Kingdom of Great Britain and
                                   Northern Ireland
   "Original Equipment             means any manufacturer or assembler of
   Manufacturer"                   transport vehicles, engines or similar
                                   equipment including, but not limited
                                   to, a manufacturer or assembler of
                                   motor cars, vans, buses, coaches,
                                   forklifts, industrial vehicles, trucks,
                                   tractors or marine, motive power or
                                   stationary engines or a manufacturer of
                                   components or sub-assemblies to be
                                   fitted as original equipment to such
                                   vehicles, engines or similar equipment
   "O E Market"                    means Original Equipment Manufacturers
                                   in their capacity as buyers of Products
                                   for fitting as original equipment
   "Original Equipment             means the market for supplies of spare
   Service"                        and replacement parts to any Original
                                   Equipment Manufacturer or to any dealer
                                   of any Original Equipment Manufacturer
                                   in its capacity as a dealer of such
                                   Original Equipment Manufacturer
   "person"                        means any person, firm, association,
                                   company or body corporate or
                                   unincorporate
   "Products"                      means those products set out in
                                   Schedule 1
   "Registered Trade               means the registered trade marks
    Marks"                         details of which are set out in
                                   Schedule 2
   "Sale and Purchase Agreement"   means the agreement made between Lucas
                                   and the Company of even date herewith
                                   for the sale of the Activity and Assets
                                   (as defined therein)
   "Supply Agreement"              means an agreement having the same date
                                   as this Licence and made between (1)
                                   Lucas Limited and (2) the Company and
                                   entitled "In-Line Diesel Pumps Supply
                                   Agreement"
   "subsidiary"                    has the meaning given in Section 736

3.
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                                   of the Companies Act 1985 as amended
   "Unregistered Trade             means the mark "Maximec"
   Mark"
     1.2 words which denote the singular shall be deemed to include the plural and vice versa. References to a particular gender include all other genders;
     1.3 references to clauses and Schedules are to clauses and Schedules of this Licence;
     1.4   the headings to the clauses will not affect its construction;
     1.5 the word "including" or any cognate word shall be construed as though the words "without limitation" immediately followed such word;
     1.6 references to any instrument or agreement shall include such instrument or agreement as may have been or may hereafter be varied.
2.   GRANT
     -----
     2.1 Lucas hereby grants to the Company a royalty free non-exclusive world-wide perpetual (subject to clause 8) transferable (in accordance with clause 10) licence, together with the right to grant sub licences to use the Intellectual Property Rights to a person who is not a Competitor of Lucas, but only for the purposes of manufacturing, having manufactured and supplying Products to (a) the OE Market, (b) Lucas or any Associated Company of Lucas for supply to the Aftermarket and (c) the Aftermarket if under either clause 3.2.2 or clause 3.2.3 of the Supply Agreement the Company's rights shall arise but then only to the extent therein provided.
     2.2 The Company acknowledges that the Intellectual Property Rights shall belong absolutely to Lucas. Save as provided in clause 2.1 the Company shall have no rights in respect of the Intellectual Property Rights and shall not use the Intellectual Property Rights except for the purposes specified in clause 2.1 and in particular shall not use any of the In-Line Diesel Pump Marks as the whole or part of a corporate or other business name.

3.   IMPROVEMENTS
     ------------
   Each of the parties shall promptly notify the other in writing of any Improvements to the Products which it develops or acquires, giving full details thereof, and shall, so far as lies within its powers, grant the other a world-wide non-exclusive licence to use any intellectual property rights in relation to such Improvements royalty free during the subsistence of such rights (subject to clause 8) Provided always that such licence shall in relation to Improvements (a) developed or acquired by Lucas be granted only for the purposes of the Company exploiting the rights granted to it pursuant to clause 2.1; (b) developed or acquired by the Company be granted only for the purposes of Lucas or any Associated Company of Lucas manufacturing for, and/or supplying Products to, the Aftermarket.

4.   INFRINGEMENTS
     -------------
     4.1 Each of the parties will promptly notify the other in writing if they become aware that any third party may be infringing the Intellectual Property Rights or any intellectual property rights in relation to any Improvements or that the use of the Intellectual Property Rights or any

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     such intellectual property rights in relation to any Improvements may be infringing the rights of any third party.
     4.2 Lucas shall have the sole right to bring or defend and to have conduct of any proceedings to which a third party is party relating to the Intellectual Property Rights and the Company will at the request of Lucas give reasonable co-operation to Lucas at Lucas' cost and expense in any action, claim or proceedings brought or threatened in respect of the Intellectual Property Rights by or against a third party.
     4.3 The party (the "Owner Party") who owns the intellectual property rights in any Improvements shall have the sole right to bring or defend and to have conduct of any proceedings relating to such intellectual property rights and the other party will give reasonable co-operation to the Owner Party at the Owner Party's expense in any action, claim or proceedings brought or threatened in respect of such intellectual property rights by or against a third party.
5.   COVENANTS BY THE COMPANY
     ------------------------
     5.1 The Company shall comply with the Lucas Standards of Quality and in particular shall use the In-Line Diesel Pump Marks only in the form and manner directed or approved in writing by Lucas and in connection therewith shall permit inspection by Lucas' authorised representatives at any reasonable time by prior arrangement of the manufacture, storage and transport of the Products of or by the Company or any sub-contractor of the Company.
     5.2 If at any time any Products bearing the In-Line Diesel Pump Marks do not, insofar as is material and recognising that from time to time Products may occasionally be made which are defective, comply with Lucas' Standards of Quality Lucas may give notice in writing of its dissatisfaction and require the Company to take such remedial action as Lucas may reasonably direct. If within a period of thirty (30) days after receipt of such notice the Company has not taken such remedial action to Lucas' reasonable satisfaction Lucas shall provide to the Company in writing full particulars of those matters Lucas reasonably considers still do not comply with Lucas' Standards of Quality and stating that if by the expiration of a further 30 days Lucas shall not have issued a letter confirming its satisfaction with the Company's remedial action then the Company will be in material breach of this Licence.
     5.3 The Company shall not use in its business in relation to Products or any other products any other trade marks or devices so resembling the In-Line Diesel Pump Marks as to be likely to cause confusion or deception.
     5.4 All aspects of the manufacture, use and sale of Products by the Company shall be at the Company's risk and for the Company's account and the Company shall act as an independent contractor and the Company shall indemnify and hold Lucas harmless against all actions, claims, demands, costs, charges and expenses arising out of or in connection with the manufacture, use or sale or offer of sale of Products in relation to which any Intellectual Property Right has been used, other than the sale or offer of sale of Products to Lucas or any Associated Company of Lucas but

5.
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     without prejudice to the rights of Lucas, any Associated Company of Lucas or the Company under any other agreement or at law.
     5.5 The Company shall effect and maintain or cause another Associated Company of the Company to effect and maintain for its and the Associated Company's benefit full product liability insurance relating to Products in relation to which any Intellectual Property Right has been used, with a reputable insurer in an amount equal to not less than US$10,000,000 for each and every event and in the aggregate in any one year of insurance under such policy and shall provide to Lucas on request a copy of the policy and proof of the payment of premiums.
6.   REGISTRATION
     ------------
     6.1 Nothing in this Licence shall oblige Lucas to defend any proceedings for the revocation of registration of any of the Registered Trade Marks or other registered Intellectual Property Rights nor to bring any proceedings against an infringer of the Registered Trade Marks or other registered Intellectual Property Rights, or in relation to any passing off, or other action in connection with the Unregistered Trade Mark or other unregistered Intellectual Property Rights, but should Lucas decide in its absolute discretion to defend or take any such proceedings it shall do so at its own cost. The Company shall in any case execute all documents and do all things reasonably necessary at Lucas' expense to enable Lucas to pursue any such proceedings provided that the Company shall not be required to be joined as a party to any such proceedings.
     6.2 The Company shall comply with applicable laws of any country as to the registration and usage of any registered Intellectual Property Rights which are required in order to maintain the validity of the same in such country and to make the provisions of this Licence valid between the parties hereto and against third parties but nothing in this clause 6.2 shall require the Company to pay any renewal fees in relation to any such registered Intellectual Property Rights.
     6.3 Lucas and the Company shall if it is necessary to do so in order to protect the registration of the same use all reasonable endeavours to have the Company recorded as the licensee of any registered Intellectual Property Rights in any relevant registry and the Company will where it is so necessary at the request of Lucas execute all documents, including a short form of this Licence. All costs incurred under the provisions of this clause will be shared equally by Lucas and the Company.
7.   WARRANTY
     --------
     7.1 Lucas warrants that it does not know of any present or proposed proceedings concerning the Intellectual Property Rights but does not warrant that any Products manufactured, used, sold or offered for sale will not infringe the rights of others.
     7.2 The Activity's manufacture and supply of Products immediately prior to the date hereof complied in all respects with Lucas' Standards of Quality and Lucas has not during the 12 months prior to the date of this Licence had cause to be dissatisfied with the Activity's level of compliance with Lucas' Standards of Quality recognising that from time to

6.
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     time during that period Products may occasionally have been made which were or are defective.
8.   TERMINATION
     -----------
     8.1 Lucas or the Company may terminate this Licence summarily by written notice to the other if the other is:-
          8.1.1 in material breach of this Licence and shall have failed to remedy the breach within 30 days of the receipt of a request in writing from the party not in breach to remedy the breach, such request indicating that failure to remedy the breach may result in termination of this Licence;
          8.1.2 insolvent or has a receiver, manager, administrator, administrative receiver, liquidator (other than for the purposes of a solvent reconstruction or amalgamation) appointed over it or its undertaking, assets or income or any part thereof.
     8.2 Lucas shall be entitled to terminate this Licence summarily in the event of there being any change in the control of the Company or of any direct or indirect holding company of the Company resulting in a Competitor of Lucas having control.
     8.3 Upon the termination of this Licence howsoever occasioned the Company shall cease to be authorised to use the Intellectual Property Rights and any intellectual property rights in relation to any Improvements owned by Lucas and shall forthwith return to Lucas all originals and copies of all documents and other information (in whatever form) comprising, relating to or recording such Intellectual Property Rights and intellectual property rights in relation to any Improvements owned by Lucas provided that to the extent that the Company would be entitled on such termination to use the then unregistered Intellectual Property Rights but for this clause because they are in the public domain otherwise than by reason of a breach of this Licence by the Company then the restriction in this clause 8.3 on the Company not to use such unregistered Intellectual Property Rights shall not apply.
     8.4 The obligation on the Company to indemnify Lucas in clause 5.4 shall continue indefinitely on the termination of this Licence.
9.   CONFIDENTIALITY
     ---------------
   Each party undertakes that it shall not, and shall ensure that its employees and agents shall not, disclose, use or permit the use of any confidential information disclosed to it by the other party except as may be necessary for complying with its obligations under this Licence and then only in such a manner as to protect fully the confidentiality of such confidential information. The obligations of non-disclosure by each party shall continue to apply notwithstanding the termination of this Licence but shall not apply to any information which falls into the public domain other than by breach of such obligation of non-disclosure. Registration or notification of this Licence with or to any regulatory authority shall not be a breach of confidence for the purposes of this clause.
10.  ASSIGNMENT AND SUB-LICENSING
     ----------------------------
     10.1 Neither party shall be entitled to assign the benefit or delegate the burden of any rights or obligations under this Licence without the prior

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     written consent of the other party save that Lucas shall be entitled to assign the benefit and burden of this Licence without such consent to an Associated Company of Lucas and the Company shall be entitled to assign the benefit of this Licence at the same time as the Company assigns the benefit of the Supply Agreement to any person to whom it becomes entitled to assign the Supply Agreement pursuant to the terms thereof provided that it shall be a condition of the assignment of this Licence that the assignee enters into a novation agreement with Lucas, the form of such novation agreement to be in terms reasonably stipulated by Lucas and which shall require the assignee to covenant with Lucas to be bound by the terms of this Licence.
     10.2 The Company is not permitted to sub-licence the rights granted hereunder save only for the purposes and to the persons specified in clause
     2.1 and if any sub-licence is granted by the Company for any of such purposes the Company shall be liable for any act or omission of the sub licensee which if it had been committed or omitted by the Company would have been a breach of this Licence.
11.  LAW
     ---
   The formation, construction, performance, validity and all aspects whatsoever of this Licence shall be governed by the law of England and Wales and the parties submit to the exclusive jurisdiction of the English Courts.

8.
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SIGNED by CHRIS LONG-LEATHER         )  /s/ Chris Long-Leather
------    ------------------            ----------------------
as duly authorised attorney for and  )  Chris Long-Leather as
                                        ------------------
on behalf of LUCAS LIMITED           )  attorney of Lucas Limited
             -------------                          -------------


SIGNED by P. Kim Packard             )  /s/ P. Kim Packard
------    --------------                ------------------
duly authorised for and on behalf of )  Director
                                        --------
PRESTOLITE ELECTRIC LIMITED          )
---------------------------

9.